Exhibit 99.1

NEWS

CONTACT:	John E. Peck President and CEO (270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (July 31, 2014) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported results for the three and six month periods ended June 30, 2014. For the three month period ended June 30, 2014, the Company’s net income was $925,000, or $0.13 per share, basic and diluted, compared to net income of $1.2 million, or $0.16 per share basic and diluted, for the three month period ended June 30, 2013. For the six month period ended June 30, 2014, the Company’s net income was $1.3 million, or $0.17 per share, basic and diluted, compared to net income of $2.2 million, or $0.29 per share basic and diluted, for the six month period ended June 30, 2013.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “The Company’s net interest income for the three month period ended June 30, 2014, increased by $180,000 and $60,000, respectively, as compared to the three month periods ended June 30, 2013, and March 31, 2014, respectively. At June 30, 2014, net loans totaled $538.1 million, a decline of $5.5 million as compared to December 31, 2013, and an increase of $2.1 million as compared to March 31, 2014.”

Mr. Peck continued, “During the three month period ended June 30, 2014, the Company recaptured $261,000 of provision for loan loss expense into earnings. The provision reduction is possible due to the continued reduction of non-accrual loans and improved charge off trends. At June 30, 2014, non-accrual loans were $8.7 million, or 1.60% of total loans. Also at June 30, 2014, the Company’s allowance for loan loss account total $8.4 million, or 95.6% of non-accrual loans. The Company’s classified loans declined to $37.7 million, approximately 34% of risk based capital. For the six month period ended June 30, 2014, the Company’s net loan charge offs were $448,000, or 0.16% of average loan balances,” Mr. Peck concluded.

Financial Highlights

•	At June 30, 2014, the Company’s tangible book value was $13.51 per share and tangible common equity ratio was 10.52%. The Bank’s estimated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2014, were 10.95% and 18.60%, respectively. The Company’s consolidated Tier 1 Leverage Ratio and Total Risk Based Capital Ratio at June 30, 2014, were 11.29% and 19.07%, respectively.

•	The Company purchased 62,470 shares of its common stock in the quarter at a weighted average price of $11.50 per share. The Company has purchased a total of 72,856 shares since December 31, 2013, at a weighted average price of $11.51 per share. At June 30, 2014, the Company has purchased 149,324 shares of its common stock under the current repurchase program and is authorized to repurchase an additional 225,676 shares of its common stock under the currently approved repurchase plan.

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HFBC Reports Second Quarter Results

July 31, 2014

Asset Quality

At June 30, 2014, the Company’s level of non-accrual loans totaled $8.7 million, as compared to $10.1 million at December 31, 2013. A summary of non-accrual loans at June 30, 2014, and December 31, 2013, is as follows:

	June 30, 2014	December 31, 2013
	(Dollars in Thousands)
One-to-four family mortgages	$524	$945
Home equity line of credit	29	1
Junior lien	—	2
Construction	—	175
Land	1,217	1,218
Non-residential real estate	6,520	6,546
Farmland	13	703
Consumer loans	1	13
Commercial loans	431	463

Total non-accrual loans	$8,735	$10,066

At June 30, 2014, non-accrual loans plus other real estate owned totaled $10.2 million, or 1.08% of total assets. At December 31, 2013, non-accrual loans plus other real estate owned totaled $11.7 million, or 1.21% of total assets. A summary of the activity in other real estate owned for the six month period ended June 30, 2014, is as follows:

	Activity During 2014
	Balance 12/31/2013	Foreclosures	Proceeds	Reduction in Values	Gain (Loss) on Sale	Balance 6/30/2014
	(Dollars in Thousands)
One-to-four family mortgages	$350	190	(178)	(5)	(1)	$356
Land	1,124	—	(71)	(100)	(19)	934
Non-residential real estate	200	—	—	—	—	200

Total	$1,674	190	(249)	(105)	(20)	$1,490

The Company had no loans classified as performing Troubled Debt Restructurings (“TDRs”) at June 30, 2014, and December 31, 2013. There were no loans added or removed from TDR status during the three month period ended June 30, 2014.

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HFBC Reports Second Quarter Results

July 31, 2014

Asset Quality (continued)

At June 30, 2014, the Company’s level of loans classified as substandard was $37.7 million as compared to $42.6 million at December 31, 2013. At June 30, 2014, the Company’s classified loan to risk-based capital ratio was 33.9%. The Company’s specific reserve for impaired loans was $1.5 million at June 30, 2014, and $1.9 million at December 31, 2013. A summary of the level of classified loans at June 30, 2014, is as follows:

						Specific	Allowance
						Allowance	for
June 30, 2014		Special	Impaired Loans			for	Performing
	Pass	Mention	Substandard	Doubtful	Total	Impairment	Loans
	(Dollars in Thousands)
One-to-four family mortgages	$147,030	204	5,147	—	152,381	303	1,420
Home equity line of credit	32,594	—	612	—	33,206	—	237
Junior liens	2,627	41	20	—	2,688	—	25
Multi-family	23,093	2,928	2,221	—	28,242	—	330
Construction	13,327	—	—	—	13,327	—	—
Land	16,873	370	12,336	—	29,579	491	574
Non-residential real estate	139,868	4,829	13,434	—	158,131	636	2,216
Farmland	43,636	343	1,637	—	45,616	33	841
Consumer loans	15,201	—	363	—	15,564	83	465
Commercial loans	65,802	657	1,915	—	68,374	—	699

Total	$500,051	9,372	37,685	—	547,108	1,546	6,807

Net Interest Income

For the three month period ended June 30, 2014, the Company’s net interest income was $6.4 million, compared to $6.3 million for the three month period ended March 31, 2014, and $6.2 million for the three month period ended June 30, 2013. For the three month period ended June 30, 2014, the Company’s net interest margin was 3.02%, as compared to 3.00% for the three month period ended March 31, 2014, and 2.90% for the three month period ended June 30, 2013.

The small increase in net interest income was the result of lower interest expense on deposits, offsetting a decline in interest income. For the three month period ended June 30, 2014, total interest income was $8.7 million, a decline of $260,000 compared to the three month period ended June 30, 2013. For the three month period ended June 30, 2014, the Company’s interest expense on deposits was $1.5 million as compared to $1.9 million for the three month period ended June 30, 2013.

For the six month period ended June 30, 2014, the Company’s net interest income was $12.7 million, as compared to $12.6 million for the six month period ended June 30, 2013. For the six month period ended June 30, 2014, the Company’s interest expense on deposits was $3.0 million as compared to $4.0 million for the six month period ended June 30, 2013. For the six month period ended June 30, 2014, the Company’s net interest margin was 3.01%, as compared to 2.94% for the six month period ended June 30, 2013.

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HFBC Reports Second Quarter Results

July 31, 2014

Non-interest Income

Non-interest income for the three month period ended June 30, 2014, was $1.9 million, as compared to $2.8 million for the three month period ended June 30, 2013. The decline in non-interest income for the three month period ended June 30, 2014, as compared to the three month period ended June 30, 2013, was primarily the result of a $548,000 decline in gains on the sale of the securities and a $79,000 decline of mortgage origination income. For the three month period ended June 30, 2014, financial services income declined by $179,000 as compared to the three month period ended June 30, 2013, due to the sale of the Company’s insurance assets in December 2013.

On a linked quarter basis, non-interest income increased by $347,000 in the three month period ended June 30, 2014. The increase was largely the result of lower interest rates, providing for a $75,000 increase in mortgage origination revenue and a $228,000 increase in realized gains on the sale of securities. Also on a linked quarter basis, service charge revenue increased by $70,000.

For the six month period ended June 30, 2014, non-interest income was $3.5 million, a decline of $1.8 million as compared to the six month period ended June 30, 2013. At June 30, 2014, the Company’s recognized gains on the sale of securities of $254,000 as compared to $1.4 million for the six month period ended June 30, 2013. During the same period, mortgage origination income declined by $221,000. The decline in both mortgage origination income and gains on sales of securities for the three and six month period ended June 30, 2014, as compared to the same periods in 2013, was largely the result of a 1.25% increase in the ten year treasury bond during the three month period ended June 30, 2013.

For the six month period ended June 30, 2014, service charge income declined by $164,000 as compared to the six month period ended June 30, 2013. For the six month period ended June 30, 2014, financial services income was $374,000, as compared to $644,000 for the six month period ended June 30, 2013. The decline in financial services income for the three and six month periods ended June 30, 2014, as compared to the same periods in 2013 is largely the result of the Company’s sale of its insurance assets in December 2013. For the three month period ended June 30, 2013, the Company’s financial services income was $347,000, which included the Company’s insurance assets in the amount of $233,000.

Non-interest Expense

On a linked quarter basis, the Company’s non-interest expenses increased by $123,000. The most significant increases in operating expenses were a $152,000 increase in bank franchise taxes, a $54,000 increase in professional services expense and $79,000 in losses on the sale of real estate. The most significant reductions in operating expense line items were to salaries and benefits of $103,000 and $101,000 in occupancy expenses.

For the three month period ended June 30, 2014, non-interest expenses increased by $323,000 as compared to the three month period ended June 30, 2013. At June 30, 2014, the Company’s bank franchise taxes increased by $251,000 and our data processing expenses increased by $90,000, each as compared to the three month period ended June 30, 2013. For the three month period ended June 30, 2014, the Company’s combined losses and expenses related to other real estate owned was $194,000 as compared to $44,000 for the three month period ended June 30, 2013.

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HFBC Reports Second Quarter Results

July 31, 2014

Balance Sheet

At June 30, 2014, consolidated assets were $949.9 million, a decline of $23.7 million as compared to December 31, 2013. For the six month period ended June 30, 2014, the Company experienced a $30.9 million decrease in time deposits, a $6.0 million decrease in FHLB borrowings, a $26.0 million decrease in cash balances and a $5.1 million decrease in net loan balances. The Company invested excess liquidity in securities as the balance of available for sale securities increased $12.7 million to $331.6 million.

The Company

Prior to June 5, 2013, HopFed Bancorp, Inc. was a federally chartered savings and loan holding company with Heritage Bank as its wholly owned thrift subsidiary. On June 5, 2013, Heritage Bank’s legal name was changed to Heritage Bank USA, Inc., and its charter was converted to a Kentucky state chartered commercial bank with the Kentucky Department of Financial Institutions and the Federal Deposit Insurance Corporation as its regulators. Also on June 5, 2013, HopFed Bancorp, Inc. became a non-member federally chartered commercial bank holding company regulated by the Federal Reserve Board. HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee. The Company has two additional operating divisions including Heritage Wealth Management of Murray, Kentucky, Hopkinsville, Kentucky, and Pleasant View, Tennessee, which offers a broad line of financial services. Heritage Mortgage Services of Clarksville, Tennessee, offers long term fixed rate 1- 4 family mortgages loans that are originated for the secondary market in all communities in the Company’s general market area. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank USA, Inc. may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Cash and due from banks	$24,125	37,229
Interest-earning deposits	5,766	18,619

Cash and cash equivalents	29,891	55,848
Federal Home Loan Bank stock, at cost	4,428	4,428
Securities available for sale	331,639	318,910
Loans held for sale	464	—
Loans receivable, net of allowance for loan losses of $8,353 at June 30, 2014, and $8,682 at December 31, 2013	538,099	543,632
Accrued interest receivable	4,518	5,233
Real estate and other assets owned	1,490	1,674
Bank owned life insurance	9,837	9,677
Premises and equipment, net	22,896	23,108
Deferred tax assets	1,942	4,610
Intangible asset	65	130
Other assets	4,677	6,399

Total assets	$949,946	973,649

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$103,550	105,252
Interest-bearing accounts
Interest-bearing checking accounts	194,659	183,643
Savings and money market accounts	93,939	92,106
Other time deposits	351,121	381,996

Total deposits	743,269	762,997
Advances from Federal Home Loan Bank	40,776	46,780
Repurchase agreements	51,125	52,759
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	723	521
Dividends payable	308	326
Accrued expenses and other liabilities	3,475	4,239

Total liabilities	$849,986	877,932

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; no shares issued and outstanding at June 30, 2014, and December 31, 2013	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,947,525 issued and 7,395,285 outstanding at June 30, 2014, and 7,927,287 issued and 7,447,903 outstanding at December 31, 2013	79	79
Additional paid-in-capital	58,367	58,302
Retained earnings	45,382	44,694
Treasury stock- common (at cost, 552,240 shares at June 30, 2014, and 479,384 shares at December 31, 2013)	(6,767)	(5,929)
Accumulated other comprehensive income (loss), net of taxes	2,899	(1,429)

Total stockholders’ equity	99,960	95,717

Total liabilities and stockholders’ equity	$949,946	973,649

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income

(Dollars in thousands)

Unaudited

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Interest income:
Loans receivable	6,503	6,676	12,830	13,558
Securities available for sale - taxable	1,694	1,764	3,473	3,596
Securities available for sale - nontaxable	531	547	1,075	1,132
Interest-earning deposits	6	7	14	13

Total interest income	8,734	8,994	17,392	18,299

Interest expense:
Deposits	1,488	1,936	2,959	3,982
Advances from Federal Home Loan Bank	428	446	862	890
Repurchase agreements	245	230	494	472
Subordinated debentures	193	182	377	364

Total interest expense	2,354	2,794	4,692	5,708

Net interest income	6,380	6,200	12,700	12,591
Provision for loan losses	(261)	406	119	782

Net interest income after provision for loan losses	6,641	5,794	12,581	11,809

Non-interest income:
Service charges	848	937	1,626	1,790
Merchant card income	276	259	535	482
Mortgage origination revenue	133	212	191	412
Gain on sale of securities	241	789	254	1,416
Income from bank owned life insurance	66	87	161	162
Financial services commission	168	347	374	644
Other operating income	213	197	402	405

Total non-interest income	1,945	2,828	3,543	5,311

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Month Periods		For the Six Month Periods
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
Non-interest expenses:
Salaries and benefits	3,692	3,714	7,487	7,562
Occupancy	808	882	1,717	1,727
Data processing	736	646	1,464	1,296
Bank franchise tax	398	147	644	289
Intangible amortization	33	48	65	97
Professional services	341	549	628	942
Deposit insurance and examination	183	179	380	411
Advertising	341	308	655	641
Postage and communications	140	139	283	278
Supplies	158	93	303	229
Loss on real estate owned	102	12	125	47
Real estate owned expense	92	32	222	108
Other operating expenses	423	375	798	771

Total non-interest expense	7,447	7,124	14,771	14,398

Income before income tax expense	1,139	1,498	1,353	2,722
Income tax expense	214	332	74	572

Net income	925	1,166	1,279	2,150

Net income per share:
Basic	$0.13	$0.16	$0.17	$0.29

Diluted	$0.13	$0.16	$0.17	$0.29

Dividend per share	$0.04	$0.02	$0.08	$0.04

Weighted average shares outstanding - basic	7,376,726	7,488,906	7,396,627	7,488,788

Weighted average shares outstanding - diluted	7,376,726	7,488,906	7,396,627	7,488,788

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended		Change from Prior Quarter
	6/30/2014	3/31/2014
Interest income:
Loans receivable	$6,503	6,327	176
Securities available for sale - taxable	1,694	1,779	(85)
Securities available for sale - nontaxable	531	544	(13)
Interest-earning deposits	6	8	(2)

Total interest income	8,734	8,658	76

Interest expense:
Deposits	1,488	1,471	17
Advances from Federal Home Loan Bank	428	434	(6)
Repurchase agreements	245	249	(4)
Subordinated debentures	193	184	9

Total interest expense	2,354	2,338	16

Net interest income	6,380	6,320	60
Provision for loan losses	(261)	380	(641)

Net interest income after provision for loan losses	6,641	5,940	701

Non-interest income:
Service charges	848	778	70
Merchant card income	276	259	17
Mortgage orgination revenue	133	58	75
Gain on sale of securities	241	13	228
Income from bank owned life insurance	66	95	(29)
Financial services commission	168	206	(38)
Other operating income	213	189	24

Total non-interest income	1,945	1,598	347

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

Data processing	736	728	8
Bank franchise tax	398	246	152
Intangible amortization	33	32	1
Professional services	341	287	54
Deposit insurance and examination	183	197	(14)
Advertising	341	314	27
Postage and communications	140	143	(3)
Supplies	158	145	13
Loss on real estate owned	102	23	79
Real estate owned	92	130	(38)
Other operating	423	375	48

Total non-interest expense	7,447	7,324	123

Income before income tax expense	1,139	214	925
Income tax expense	214	(140)	354

Net income	$925	$354	$571

Net income per share:
Basic	$0.13	$0.05	$0.08

Fully diluted	$0.13	$0.05	$0.08

Dividend per share	$0.04	$0.04

Weighted average shares outstanding - basic	7,376,726	7,416,716

Weighted average shares outstanding - diluted	7,376,726	7,416,716

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2014, and June 30, 2013, by $524,000 and $545,000, respectively, for a tax equivalent rate using a cost of funds rate of 1.25% for the six month period ended June 30, 2014, and 1.50% for the six month period ended June 30, 2013. The table adjusts tax-free loan income by $6,000 and $4,000, respectively, for six month periods ended June 30, 2014, and June 30, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	6/30/2014	6/30/2014	6/30/2014	6/30/2013	6/30/2013	6/30/2013
	(Table Amounts in Thousands, Except Percentages)
Loans	$535,830	12,836	4.79%	$525,448	13,562	5.16%
Investments AFS taxable	264,596	3,473	2.63%	$283,867	3,596	2.53%
Investment AFS tax free	66,303	1,599	4.82%	$73,499	1,677	4.56%
Interest bearing deposits	11,225	14	0.25%	$9,672	13	0.27%

Total interest earning assets	877,954	17,922	4.08%	892,486	18,848	4.22%

Other assets	81,908			79,201

Total assets	$959,862			$971,687

Retail time deposits	$326,464	1,890	1.16%	$378,326	2,877	1.52%
Brokered deposits	44,061	291	1.32%	46,390	362	1.56%
Saving & MMDA	93,630	96	0.21%	83,367	70	0.17%
Now accounts	189,518	682	0.72%	165,564	673	0.81%
FHLB borrowings	43,775	862	3.94%	43,586	890	4.08%
Repurchase agreements	47,670	494	2.07%	40,595	472	2.33%
Subordinated debentures	10,310	377	7.31%	10,310	364	7.06%

Total interest bearing liabilities	755,428	4,692	1.24%	768,138	5,708	1.49%

Non-interest bearing deposits	101,987			93,857
Other non-interest bearing liabilities	4,525			4,944
Stockholders’ equity	97,922			104,748

Total liabilities and stockholders’ equity	$959,862			$971,687

Net interest income		13,230			13,140

Net interest rate spread			2.84%			2.73%

This information is preliminary and based on Company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

July 31, 2014

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2014, and June 30, 2013, by $259,000 and $263,000, respectively, for a tax equivalent rate using a cost of funds rate of 1.20% for the three month period ended June 30, 2014, and 1.50% for the three month period ended June 30, 2013. The table adjusts tax-free loan income by $3,000 for three month period ended June 30, 2014, and $1,000 for the three month period ended June 30, 2013, respectively, for a tax equivalent rate using the same cost of funds rate:

	Average	Income and	Average	Average	Income and	Average
	Balance	Expense	Rates	Balance	Expense	Rates
	6/30/2014	6/30/2014	6/30/2014	6/30/2013	6/30/2013	6/30/2013
	(Table Amounts in Thousands, Except Percentages)
Loans	$538,895	6,506	4.83%	$528,160	6,678	5.06%
Investments AFS taxable	266,815	1,694	2.54%	283,262	1,764	2.49%
Investment AFS tax free	65,323	790	4.84%	71,333	810	4.54%
Interest bearing deposits	9,899	6	0.24%	9,465	7	0.30%

Total interest earning assets	880,932	8,996	4.08%	892,220	9,259	4.15%

Other assets	76,307			73,757

Total assets	$957,239			$965,977

Retail time deposits	320,957	927	1.16%	371,908	1,378	1.48%
Brokered deposits	42,024	146	1.39%	45,688	178	1.56%
Savings & MMDA	93,932	54	0.23%	86,018	37	0.17%
Now accounts	194,863	361	0.74%	167,038	343	0.82%
FHLB borrowings	41,764	428	4.10%	43,612	446	4.09%
Repurchase agreements	45,997	245	2.13%	38,185	230	2.41%
Subordinated debentures	10,310	193	7.49%	10,310	182	7.06%

Total interest bearing liabilities	749,847	2,354	1.26%	762,759	2,794	1.47%

Non-interest bearing deposits	103,717			93,616
Other non-interest bearing liabilities	4,522			4,891
Stockholders’ equity	99,153			104,711

Total liabilities and stockholders’ equity	$957,239			$965,977

Net interest income		6,642			6,465

Interest rate spread			2.82%			2.68%

Net interest margin		3.02%			2.90%

This information is preliminary and based on Company data available at the time of the presentation.

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